Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

FOR RELEASE 4:02 PM ET

TUESDAY, MAY 2, 2017

Lantheus Holdings, Inc. Reports 2017 First Quarter Financial Results; Exceeds First Quarter and Raises Full-Year 2017 Guidance

◾	Posts Q1 revenue of $81.4 million, net income of $4.1 million and Adjusted EBITDA of $22.7 million

◾	DEFINITY® worldwide revenue increases 20% over prior year period

◾	Completion of debt refinancing enhances capital structure

NORTH BILLERICA, Mass., May 2, 2017 –Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its first quarter ended March 31, 2017.

The Company’s worldwide revenues for the first quarter of 2017 totaled $81.4 million, or an increase of 6.4%, compared to $76.5 million for the prior year period, exceeding first quarter guidance of $77 million to $80 million. Revenue results were driven by approximately 20% growth in worldwide sales of DEFINITY® and approximately 8% growth in worldwide sales of TechneLite® compared to the first quarter of 2016, partially offset by a reduction in third-party product sales related to the divestitures of the Company’s Canadian and Australian radiopharmacy businesses in 2016.

Net income for the first quarter of 2017 totaled $4.1 million, or $0.11 per diluted share, compared to $10.3 million, or $0.34 per diluted share, for the first quarter of 2016. The decrease is primarily attributable to the one-time $5.8 million gain during the prior year period associated with the Company’s divestiture of its Canadian radiopharmacy business as well as $3.9 million of expense incurred in the first quarter of 2017 related to the refinancing of debt that was consummated in March 2017, partially offset by the increase in revenues associated with DEFINITY and TechneLite in 2017. Adjusted net income (as defined below in the GAAP to non-GAAP reconciliation) was $10.7 million, or $0.28 per diluted share, compared to $4.5 million, or $0.15 per diluted share, for the prior year period.

The Company’s first quarter 2017 Adjusted EBITDA (as defined below in the GAAP to non-GAAP reconciliation) was $22.7 million, or 27.8% of revenues, compared to $18.4 million, or 24.0% of revenues, for the prior year period, exceeding first quarter guidance of $18 million to $20 million. The 23.4% improvement over the first quarter of 2016 was driven by the continued portfolio mix shift towards higher margin products and the Company’s shift to a distribution model in Canada and Australia, partially offset by Sales and Marketing expenses attributable to sales growth in its higher margin products, including DEFINITY.

“2017 is off to a strong start,” commented Mary Anne Heino, President and CEO. “We continue to drive volume with higher margin products. Growth in DEFINITY sales once again drove our over-performance. Our nuclear portfolio continues to deliver, and our collaboration agreement with GE Healthcare for flurpiridaz F 18 is now in place. The additional liquidity provided by our debt refinancing allows consideration of investment opportunities for future growth.”

Outlook

The Company has increased its full-year 2017 worldwide revenue guidance range to $313 million to $318 million from $312 million to $317 million, and expects worldwide revenues in the range of $79 million to $82 million for the second quarter of 2017.

The Company has also increased its full-year 2017 guidance range for Adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, to $80 million to $83 million from $79 million to $82 million, measuring 24.9% to 26.3% of worldwide revenues. For the second quarter of 2017, the Company expects Adjusted EBITDA in the range of $18 million to $20 million.

The guidance for both revenue and Adjusted EBITDA excludes the impact of $5.0 million received from GE Healthcare in April as part of the flurpiridaz F 18 partnership.

The Company’s guidance for worldwide revenues and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from guidance. Forward-looking statements are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 4:30 p.m. Eastern Time today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 3106344. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.

A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call through June 2, 2017.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as revenues excluding the impact of foreign currency; adjusted operating income; adjusted net income; Adjusted EBITDA; adjusted net income per share—diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2017 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward- looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q). This press release includes forward-looking non-GAAP guidance for 2017 Adjusted EBITDA. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

– Tables Follow –

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data – unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$81,359	$76,474
Cost of goods sold	41,597	42,773

Gross profit	39,762	33,701

Operating expenses
Sales and marketing	10,214	9,307
General and administrative	12,270	9,513
Research and development	5,351	3,036

Total operating expenses	27,835	21,856
Gain on sale of assets	—	5,828

Operating income	11,927	17,673
Interest expense	(5,420)	(7,024)
Loss on extinguishment of debt	(2,161)	—
Other income	577	64

Income before income taxes	4,923	10,713
Provision for income taxes	785	390

Net income	$4,138	$10,323

Net income per common share outstanding:
Basic	$0.11	$0.34

Diluted	$0.11	$0.34

Weighted-average common shares:
Basic	36,888,718	30,368,240

Diluted	38,601,356	30,372,691

Lantheus Holdings, Inc.

Consolidated Segment Revenues Analysis

(in thousands – unaudited)

	Three Months Ended March 31,
	2017	2016	% Change
United States
DEFINITY	$36,923	$30,793	19.9%
TechneLite	23,308	21,733	7.2%
Xenon	8,058	8,172	(1.4)%
Other	2,738	4,235	(35.3)%

Total United States	71,027	64,933	9.4%

International
DEFINITY	789	629	25.4%
TechneLite	3,517	3,103	13.3%
Xenon	2	2	—
Other	6,024	7,807	(22.8)%

Total International	10,332	11,541	(10.5)%

Worldwide
DEFINITY	37,712	31,422	20.0%
TechneLite	26,825	24,836	8.0%
Xenon	8,060	8,174	(1.4)%
Other	8,762	12,042	(27.2)%

Total Revenues	$81,359	$76,474	6.4%

Lantheus Holdings, Inc.

Supplemental Revenue Information

(unaudited)

	March 31, 2017
	Quarter to Date Sales Growth/(Decline)
	Domestic AsReported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	19.9%	21.6%	25.4%	19.9%	20.0%
TechneLite	7.2%	9.8%	13.3%	7.6%	8.0%
Xenon	(1.4)%	—	—	(1.4)%	(1.4)%
Other	(35.3)%	(23.5)%	(22.8)%	(27.7)%	(27.2)%

Total Revenues	9.4%	(12.1)%	(10.5)%	6.1%	6.4%

Lantheus Holdings, Inc.

Reconciliation of Revenues to Revenues Excluding the Impact of Foreign Currency

(in thousands – unaudited)

	Three Months Ended March 31, 2017
	International Revenues	Total Revenues
Revenues	$10,332	$81,359
Currency impact as compared to prior period	(183)	(183)

Revenues, excluding the impact of foreign currency	$10,149	$81,176

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands – unaudited)

	Three Months Ended March 31,
	2017	2016
Operating income	$11,927	$17,673
Reconciling items impacting operating income:
Campus consolidation costs	2,541	—
Offering and other costs	178	—
Non-recurring refinancing related fees	1,695	—
Gain on sale of assets	—	(5,828)

Adjusted operating income	$16,341	$11,845

Adjusted operating income, as a percentage revenues	20.1%	15.5%

	Three Months Ended March 31,
	2017	2016
Net income	$4,138	$10,323

Reconciling items impacting gross profit:
Campus consolidation costs	—	—
Reconciling items impacting operating expenses:
Campus consolidation costs	2,541	—
Offering and other costs	178	—
Debt refinancing costs	1,695	—
Gain on sale of assets	—	(5,828)
Reconciling items impacting non-operating expenses:
Loss on debt extinguishment	2,161	—

Adjusted net income	$10,713	$4,495

Adjusted net income, as a percentage of revenues	13.2%	5.9%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net income per share—diluted	$0.11	$0.34

Reconciling items impacting gross profit:
Campus consolidation costs	$—	$—
Reconciling items impacting operating expenses:
Campus consolidation costs	$0.07	$—
Offering and other costs	$—	$—
Debt refinancing costs	$0.04	$—
Gain on sale of assets	$—	$(0.19)
Reconciling items impacting non-operating expenses:
Loss on debt extinguishment	$0.06	$—

Adjusted net income per share—diluted	$0.28	$0.15

Weighted-average common shares outstanding—diluted	38,601,356	30,372,691

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands – unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$4,138	$10,323
Interest expense, net	5,417	7,018
Provision for income taxes(a)	296	94
Depreciation	4,514	2,566
Amortization of intangible assets	1,646	1,547

EBITDA	16,011	21,548
Stock and incentive plan compensation	1,292	572
Legal fees relating to business interruption claim	—	4
Asset write-off(b)	312	497
Severance and recruiting costs(c)	139	669
Offering and other costs(d)	178	—
Campus consolidation costs	27	—
Debt refinancing costs	1,695	—
Extinguishment of debt	2,161	—
Gain on sales of assets	—	(5,828)
New manufacturer costs(e)	836	900

Adjusted EBITDA	$22,651	$18,362

Adjusted EBITDA, as a percentage of revenues	27.8%	24.0%

(a)	Represents provision for income taxes, less tax indemnification associated with BMS.
(b)	Represents non-cash losses incurred associated with the write-down of inventory and write-off of long-lived assets.
(c)	The amounts consist of severance and recruitment costs related to employees, executives and directors.
(d)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.
(e)	Represents internal and external costs associated with establishing new manufacturing sources for our commercial and clinical candidate products.

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended March 31,
	2017	2016
Cash provided by operating activities	$5,524	$3,780
Capital expenditures	(4,899)	(1,652)

Free cash flow	$625	$2,128

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$40,882	$51,178
Accounts receivable, net	39,927	36,818
Inventory	19,790	17,640
Other current assets	6,084	5,183

Total current assets	106,683	110,819
Property, plant & equipment, net	92,086	94,187
Intangibles, net	14,288	15,118
Goodwill	15,714	15,714
Other long-term assets	20,792	20,060

Total assets	$249,563	$255,898

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$2,750	$3,650
Revolving line of credit	—	—
Accounts payable	17,566	18,940
Accrued expenses and other liabilities	18,814	21,249

Total current liabilities	39,130	43,839
Asset retirement obligations	9,630	9,370
Long-term debt, net	266,335	274,460
Other long-term liabilities	35,628	34,745

Total liabilities	350,723	362,414
Stockholders’ deficit	(101,160)	(106,516)

Total liabilities and stockholders’ deficit	$249,563	$255,898

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CONTACTS:

Investors

Gary Santo

Head of Capital Markets and Investor Relations

978-671-8960

Media

Meara Murphy

Director, Investor Relations and Corporate Communications

978-671-8508